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                                                                      EXHIBIT 21



Subsidiary                                   Jurisdiction
----------                                   ------------

ESI, Engineering Services, Inc.              California

John M. Tettemer & Associates, Ltd.          California

The Keith Companies-Hawaii, Inc.             Hawaii